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Exhibit 3.1

FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
JAMDAT MOBILE INC.

        JAMDAT Mobile Inc.    (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

        FIRST:    That the name of this Corporation is JAMDAT Mobile Inc. and the date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 13, 2000 under the name Nimbus Rising, Inc., the date of filing of this Corporation's first Restated Certificate of Incorporation was January 4, 2001 and the date of filing of this Corporation's Second Restated Certificate of Incorporation was February 26, 2001. The date of filing of this Corporation's Third Restated Certificate of Incorporation was August 29, 2002.

        SECOND:    That a Certificate of Amendment of the Certificate of Incorporation of the Corporation effectuating a 3-1 reverse split of each issued and outstanding share of Common Stock and Preferred Stock was filed with the Secretary of State of the State of Delaware on February 7, 2001.

        THIRD:    That the amendments set forth herein have been duly approved by the required vote of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

        FOURTH:    That the Board of Directors of the Corporation (the "Board") adopted resolutions dated September 22, 2003 proposing and declaring advisable the amendment and restatement of the Corporation's Certificate of Incorporation, that such amendment and restatement of the Corporation's Certificate of Incorporation was approved by written consent of the stockholders of the Corporation dated as of September 23, 2003, and that the amendment and restatement of the Corporation's Certificate of Incorporation so approved by the Board and the stockholders of the Corporation reads as follows:

I.

        FIRST:    The name of this Corporation is JAMDAT Mobile Inc.

II.

        SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

III.

        THIRD:    The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the Delaware Code.

IV.

        FOURTH:    The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Three Million Nine Hundred Forty-One Thousand Six Hundred Fifty-Five (103,941,655), consisting of Seventy Million (70,000,000) shares of "Common Stock," $.0001 par value per share (the "Common Stock"), and Thirty-Three Million Nine Hundred Forty-One Thousand, Six

Hundred Fifty-Five (33,941,655) shares of "Preferred Stock," par value $.0001 per share in one or more series. The first series of Preferred Stock shall consist of 5,666,667 shares and is designated Founders Convertible Preferred Stock ("Founders Preferred Stock"). The second series of Preferred Stock shall consist of 13,333,333 shares and shall be designated 8% Series B Convertible Preferred Stock ("Series B Preferred Stock"). The third series of Preferred Stock shall consist of 7,407,408 shares and shall be designated 8% Series C Convertible Preferred Stock ("Series C Preferred Stock"). The fourth series of Preferred Stock shall consist of 7,534,247 shares and shall be designated 8% Series D Convertible Preferred Stock ("Series D Preferred Stock").

        The Corporation shall from time to time in accordance with the GCL increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock.

        The rights, preferences, privileges and restrictions of the Founders Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock, as well as of the holders of such stock, are as set forth below in this Article IV.

        Section 1.    Definitions.    For purposes of this Article IV the following definitions shall apply:

        "Board" means the Board of Directors of the Corporation.

        "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation.

        "Conversion Price" means with respect to the Series D Preferred Stock, $1.46 per share (as adjusted pursuant to Section 5 of Article IV); with respect to the Series C Preferred Stock, $1.08 per share (as adjusted pursuant to Section 5 of Article IV); with respect to the Series B Preferred Stock, $0.90 per share (as adjusted pursuant to Section 5 of this Article IV); and with respect to the Founders Preferred Stock, $0.30 per share (as adjusted pursuant to Section 5 of Article IV).

        "Conversion Rights" has the meaning set forth in the preamble to Section 5 of this Article IV.

        "Convertible Preferred Stock" means the Founders Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

        "Convertible Securities" means evidences of indebtedness, shares of stock or other securities that are at any time directly or indirectly convertible into or exercisable or exchangeable for additional shares of Common Stock.

        "Corporation" means this corporation.

        "Deemed Liquidation" means (i) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, (ii) a reorganization, merger or consolidation of the Corporation with or into any other corporation or entity, or exchange of outstanding securities of the Corporation, in which transaction, or series of related transactions, the Corporation's stockholders immediately prior to such transaction own immediately after such transaction less than 50% of the voting securities of the corporation following such reorganization, merger, consolidation or other transaction or (iii) the transfer of 50% or more of the Corporation's outstanding voting securities.

        "Founders Preferred Stock" means the Founders Convertible Preferred Stock, $0.0001 par value per share, of this Corporation.

        "Liquidation" means a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any Deemed Liquidation.

        "Liquidation Preference" means with respect to the Series D Preferred Stock, $1.46 per share plus all declared and unpaid dividends (as adjusted pursuant to Section 5 of Article IV and for any stock dividends, combinations, splits, recapitalizations or the like); with respect to the Series C Preferred

Stock, $1.08 per share plus all declared and unpaid dividends (as adjusted pursuant to Section 5 of Article IV and for any stock dividends, combinations, splits, recapitalizations or the like); with respect to the Series B Preferred Stock, $0.90 per share plus all declared and unpaid dividends (as adjusted pursuant to Section 5 of Article IV and for any stock dividends, combinations, splits, recapitalizations or the like); and with respect to the Founders Preferred Stock, $0.30 per share plus all declared and unpaid dividends (as adjusted pursuant to Section 5 of Article IV and for any stock dividends, combinations, splits, recapitalizations or the like).

        "Major Liquidation" means any Liquidation that is not a Minor Liquidation.

        "Minor Liquidation" means (i) a Liquidation in which the aggregate value of the Corporation's assets used to discharge all outstanding liabilities of the Corporation and distributed to the Corporation's stockholders is less than $73,300,000, or (ii) a Deemed Liquidation in which the aggregate consideration received by the Corporation or its stockholders is less than $73,300,000.

        "Series B Preferred Stock" means the 8% Series B Convertible Preferred Stock, $0.0001 par value per share, of this Corporation.

        "Series C Preferred Stock" means the 8% Series C Convertible Preferred Stock, $0.0001 par value per share, of this Corporation.

        "Series D Preferred Stock" means the 8% Series D Convertible Preferred Stock, $0.0001 par value per share, of this Corporation.

        Section 2.    Dividends.

        (a)   The holders of shares of the Series D Preferred Stock and the Series C Preferred Stock shall be entitled to receive parri passu, before any dividends shall be paid or declared and set aside for the Series B Preferred Stock, the Founders Preferred Stock or the Common Stock, when, as and if declared by the Board, out of funds legally available for that purpose, non-cumulative dividends payable at a rate of 8% per annum of the respective Liquidation Preference for such share of Series D Preferred Stock and Series C Preferred Stock then convertible. Dividends for the Series D Preferred Stock and Series C Preferred Stock declared by the Board but not paid shall accrue. Any partial payments shall be made to the holders of Series D Preferred Stock and Series C Preferred Stock, parri passu, in proportion to the amounts they would otherwise be entitled to receive.

        (b)   The holders of shares of the Series B Preferred Stock shall be entitled to receive, before any dividends shall be paid or declared and set aside for the Founders Preferred Stock or the Common Stock, when, as and if declared by the Board, out of funds legally available for that purpose, non-cumulative dividends payable at a rate of 8% per annum of the Liquidation Preference for such share of Series B Preferred Stock then convertible. Dividends for the Series B Preferred Stock declared by the Board but not paid shall accrue. Any partial payments shall be made to the holders of Series B Preferred Stock in proportion to the amounts they would otherwise be entitled to receive.

        (c)   The holders of shares of the Founders Preferred Stock shall be entitled to receive, before any dividends shall be paid or declared and set aside for the Common Stock, when, as and if declared by the Board, out of funds legally available for that purpose, non-cumulative dividends payable at a rate of 8% per annum of the Liquidation Preference for such share of Founders Preferred Stock then convertible. Dividends for the Founders Preferred Stock declared by the Board but not paid shall accrue. Any partial payments shall be made to the holders of Founders Preferred Stock in proportion to the amounts they would otherwise be entitled to receive.

        (d)   Subject to the prior rights of the holders of Convertible Preferred Stock having prior rights as to dividends as set forth in this Section 2, the holders of shares of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available for that purpose, such dividends as may be declared from time to time by the Board, provided, however, that the holders of shares of Convertible Preferred Stock shall be entitled to participate, on an as-converted basis, in all dividends, whether payable in cash, property or stock that are declared on any of the Common Stock.

        Section 3.    Liquidation, Dissolution or Winding Up.

        (a)   In the event of a Major Liquidation, all assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Common Stock, the Founders Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in the following order of priority:

          (i)    First, the holders of Series D Preferred Stock and the holders of Series C Preferred Stock shall be entitled to receive parri passu, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock, Founders Preferred Stock and Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Series D Preferred Stock and Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (i), then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (i)

          (ii)   Second, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Founders Preferred Stock and Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (ii), then the entire assets and funds of the Corporation legally available for distribution under this subsection (ii) shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (ii);

          (iii)  Third, the holders of Founders Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Founders Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (iii), then the entire assets and funds of the Corporation legally available for distribution under this subsection (iii) shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (iii); and

          (iv)  Fourth, ratably among the holders of Common Stock in accordance with the number of shares of Common Stock then held.

        (b)   In the event of a Minor Liquidation, all assets and funds of the Corporation 2 legally available for distribution shall be distributed to the holders of the Common Stock, the Founders Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in the following order of priority:

          (i)    First, the holders of Series D Preferred Stock and the holders of Series C Preferred Stock shall be entitled to receive parri passu, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred Stock, Founders Preferred Stock and Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Series D Preferred Stock and Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (i), then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (i);

          (ii)   Second, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Founders Preferred Stock and Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (ii), then the entire assets and funds of the Corporation legally available for distribution under this subsection (ii) shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (ii);

          (iii)  Third, the holders of Founders Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by virtue of their ownership thereof, the full Liquidation Preference applicable to such series; provided, however, that if the assets and funds thus distributed among the holders of the Founders Preferred Stock are insufficient to permit the payment to such holders of their full preferential amounts under this subsection (iii), then the entire assets and funds of the Corporation legally available for distribution under this subsection (iii) shall be distributed among such holders in proportion to the full preferential amounts each such holder would otherwise be entitled to receive under this subsection (iii); and

          (iv)  Fourth, ratably among the holders of Series C Preferred Stock and the holders of Common Stock in accordance with the number of shares of Common Stock then held and the shares of Common Stock which such holders have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them.

        (c)   In any Deemed Liquidation, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

          (i)    Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) below:

            (A)  If traded on a securities exchange or through Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

            (B)  If actively traded over-the-counter but not on the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

            (C)  If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

          (ii)   The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

        (d)   In the event the requirements of this Section 3 are not complied with, the Corporation shall forthwith either:

          (i)    cause the closing of such Deemed Liquidation transaction to be postponed until such time as the requirements of this Section 3 have been complied with; or

          (ii)   cancel such Deemed Liquidation transaction, in which event the rights, preferences and privileges of the holders of the Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to herein.

        (e)   The Corporation shall give each holder of record of Convertible Preferred Stock written notice of such impending Deemed Liquidation transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Convertible Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all the then outstanding shares of such Convertible Preferred Stock (voting together as a single class on an as-converted basis).

        (f)    Each holder of an outstanding share of Convertible Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of California (to the extent applicable to the Corporation), to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, employees or consultants upon termination of their employment or services or in connection with the exercise by the Corporation of contractual rights of first refusal or first offer pursuant to agreements providing for the right of said repurchase between the Corporation and such persons, provided that the terms of such repurchase shall have been approved by the Board.

        Section 4.    Voting; Board of Directors.

        (a)   At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders taken by written consent in lieu of a meeting, each share of Common Stock shall be entitled to one vote, and each share of Convertible Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which each share of Convertible Preferred Stock is then convertible (in accordance with Section 5 hereof) on the record date set for the meeting or action or, if no record date is set, on the date of the meeting or the date the action is taken; provided, however, that fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share. Except as required by law and Section 8 hereof, the holders of Common Stock and Convertible Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor any of the Convertible Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.

        (b)   The Board shall initially consist of five (5) members, one (1) of whom (including any vacancies with respect thereto) shall be elected by the holders of a majority of the Common Stock, voting as a separate class, one (1) of whom (including any vacancy with respect thereto) will be elected by the holders of a majority of the Series B Preferred Stock, voting as a separate class (the "Series B

Preferred Director"), one (i) of whom (including any vacancy with respect thereto) will be elected by the holders of a majority of the Series C Preferred Stock, voting as a separate class (the "Series C Preferred Director"), one (1) of whom (including any vacancies with respect thereto) will be elected by the holders of a majority of the Series D Preferred Stock, voting as a separate class (the "Series D Preferred Director" and together with the Series B Preferred Director and the Series C Preferred Director, the "Preferred Directors") and one (1) of whom (including any vacancies with respect thereto) will be elected by the holders of a majority of the Common Stock and Convertible Preferred Stock, voting as a single class. Any director elected by the holders of a particular class or series, or combination thereof, of Common Stock or Convertible Preferred Stock may only be removed during such director's term of office, either with or without cause, by the affirmative vote of holders of a majority of the outstanding shares of such class or series of Common Stock or Convertible Preferred Stock entitled to elect such director, given either at a special meeting of stockholders duly called or by an action or written consent for that purpose.

        Section 5.    Conversion.    The holders of the Convertible Preferred Stock shall have the following conversion rights (with respect to the applicable series of Convertible Preferred Stock, the "Conversion Rights"):

          (a)    Optional Conversion.

          (i)    Each share of Founders Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.30 as adjusted for any stock splits, stock dividends or other similar capital modifications (with respect to the Founders Preferred Stock, the "Purchase Price"), plus declared and unpaid dividends on such holder's Founders Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Founders Preferred Stock without the payment of any additional consideration by the holder thereof (with respect to the Founders Preferred Stock, the "Conversion Price") shall at the time of the filing of this Fourth Restated Certificate of Incorporation initially be $0.30 as adjusted for any stock splits, stock dividends or other similar capital modifications in the case of the Founders Preferred Stock. The initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Founders Preferred Stock is convertible, as hereinafter provided.

          (ii)   Each share of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.90 as adjusted for any stock splits, stock dividends or other similar capital modifications (with respect to the Series B Preferred Stock, the "Purchase Price"), plus declared and unpaid dividends on such holder's Series B Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock without the payment of any additional consideration by the holder thereof (with respect to the Series B Preferred Stock, the "Conversion Price") shall at the time of the filing of this Fourth Restated Certificate of Incorporation initially be $0.90 as adjusted for any stock splits, stock dividends or other similar capital modifications in the case of the Series B Preferred Stock. The initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

          (iii)  Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1.08 as adjusted for any stock splits, stock dividends or other similar capital modifications (with respect to the Series C Preferred Stock, the "Purchase Price"), plus declared and unpaid dividends on such holder's Series C Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred Stock without the payment of any additional consideration by the holder thereof (with respect to the Series C Preferred Stock, the "Conversion Price") shall at the time of the filing of this Fourth Restated Certificate of Incorporation initially be $1.08 as adjusted for any stock splits, stock dividends or other similar capital modifications in the case of the Series C Preferred Stock. The initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as hereinafter provided.

          (iv)  Each share of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1.46 as adjusted for any stock splits, stock dividends or other similar capital modifications (with respect to the Series D Preferred Stock, the "Purchase Price"), plus declared and unpaid dividends on such holder's Series D Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock without the payment of any additional consideration by the holder thereof (with respect to the Series D Preferred Stock, the "Conversion Price") shall at the time of the filing of this Fourth Restated Certificate of Incorporation initially be $1.46 as adjusted for any stock splits, stock dividends or other similar capital modifications in the case of the Series D Preferred Stock. The initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible, as hereinafter provided.

          (b)    Automatic Conversion.    Each share of each series of Convertible Preferred Stock shall be automatically converted, without the payment of any additional consideration by the holder thereof or any action taken by the holder thereof, at the office of the Corporation or any transfer agent for the Common Stock, into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the applicable Purchase Price for such series of Convertible Preferred Stock, plus all declared and unpaid dividends thereon, by (y) the applicable Conversion Price for such series of Convertible Preferred Stock, as adjusted as provided below, upon the earlier of:

            (i)    the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the Common Stock of the Corporation resulting in not less than $30,000,000 in aggregate proceeds to the Corporation (a "Qualified IPO"); provided, however, that no share of Series C Preferred Stock shall be automatically converted upon the occurrence of a Qualified IPO, unless the shares of Common Stock offered for sale in such Qualified IPO are offered at a price per share that reflects a valuation of the Corporation that equals or exceeds $73,300,000, including the value of all shares issued in connection with the public offering and assuming the conversion in full of all then outstanding Convertible Securities; or

            (ii)   the affirmative vote of the holders of at least sixty-five percent (65%) of the then outstanding shares of all series of Convertible Preferred Stock, voting together as a single class on an as-converted basis, without any other action being taken by the holders thereof, provided, however, that (A) no share of Series C Preferred Stock shall be converted pursuant to this Section 5(b)(ii) in connection with a Minor Liquidation without the prior consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock and (B) no share of Series D Preferred Stock shall be converted pursuant to this Section 5(b)(ii) in connection with a Minor Liquidation without the prior consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock

          (c)    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (d)    Mechanics of Optional Conversion.    Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at its office to the holder of Convertible Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock at the close of business on that date. From and after that date, all rights of the holder with respect to the Convertible Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.

          (e)    Mechanics of Automatic Conversion.    All holders of record of shares of Convertible Preferred Stock will be given written notice of the date of any automatic conversion referenced in Section 5(b). Such notice will be sent by mail, first class, postage prepaid, to each record holder of Convertible Preferred Stock at each holder's address appearing on the stock register. Each holder of shares of Convertible Preferred Stock shall, promptly after receiving the notice, surrender the holder's certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Convertible Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which their Convertible Preferred Stock has been converted and cash for fractional shares. All certificates evidencing shares of Convertible Preferred Stock automatically converted in accordance with these provisions shall, from and after the date of the automatic conversion, be deemed to have been retired and canceled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender his, her or its certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Convertible Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or to the holder's written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided in Section 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon such conversion of the Convertible Preferred Stock shall not be deemed to have converted such Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

          (f)    Certain Adjustments to Conversion Price Applicable to All Convertible Preferred Stock.

            (i)    Adjustment for Stock Splits and Combinations of Common Stock.    In the event the outstanding shares of Common Stock shall, after the filing of this Fourth Restated Certificate of Incorporation, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, the Conversion Price applicable to any series of Convertible Preferred Stock in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision or combination, be proportionately adjusted.

            (ii)    Adjustment for Merger or Reorganization, Etc.    In case of a reclassification, reorganization or exchange transaction or any consolidation or merger of the Corporation with another corporation, each share of Convertible Preferred Stock thereafter shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions of this Fourth Restated Certificate of Incorporation with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions hereof (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

            (iii)    Adjustment for Certain Dividends and Distributions.    If the Corporation at any time shall issue additional shares of Common Stock, by reason of the declaration or payment of a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect with respect to any series of Convertible Preferred Stock shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect with respect to any series of Convertible Preferred Stock by a fraction:

              (A)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (B)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

    provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price with respect to any series of Convertible Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price with respect to any series of Convertible Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

            (iv)    Adjustments for Other Dividends and Distributions.    In the event the Corporation at any time or from time to time after the filing of this Fourth Restated Certificate of Incorporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of that event and had they thereafter, during the period from the date of that event to and including the conversion date, retained the securities receivable by them as aforesaid during that period, subject to all other adjustments called for during that period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock.

          (g)    Sale of Shares Below Conversion Price.

          (i)    If, at any time or from time to time after the filing of this Fourth Restated Certificate of Incorporation, the Corporation issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as defined in clause (v) below), other than upon a subdivision or combination of, or as a dividend or other distribution on, the Common Stock as provided in subsection (f) above, for an Effective Price (as defined in clause (v) below) less than the then existing Conversion Price applicable to any series of Convertible Preferred Stock, the then-existing Conversion Price of such series of Convertible Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then-existing Conversion Price of such series of Convertible Preferred Stock by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day preceding the date of such issue or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the then-existing Conversion Price with respect to such series of Convertible Preferred Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock; provided, however, that for the purposes of this clause (i), only shares of Common Stock and Convertible Preferred Stock then outstanding shall be deemed to be outstanding Common Stock.

          (ii)   For the purpose of making any adjustment required under this subsection (g), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed as the gross amount of cash received by the Corporation, before deducting any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property, be computed as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be.

          (iii)  For the purpose of the adjustment required under this subsection (g), if the Corporation issues or sells any Common Stock or Convertible Securities (or rights or options therefor) and if the Effective Price of the Additional Shares of Common Stock underlying such rights or options or Convertible Securities is less than the then applicable Conversion Price in effect for any series of Convertible Preferred Stock, then the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the applicable Conversion Price with respect to any series of Convertible Preferred Stock, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, options or the conversion of any such Convertible Securities. If the purchase price provided for in any option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the applicable Conversion Price in effect with respect to any series of Convertible Preferred Stock at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(g), if the terms of any option or Convertible Security which was outstanding as of the date of issuance of any series of Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the applicable Conversion Price with respect to any series of Convertible Preferred Stock thereunder to be increased. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Conversion Price with respect to any series of Convertible Preferred Stock, adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

          (iv)  For the purpose of the adjustment required under this subsection (g), if the Corporation issues or sells any Convertible Securities (or any rights or options therefor) and if the Effective Price of the Additional Shares of Common Stock underlying such rights or options or Convertible Securities is less than the then-applicable Conversion Price in effect for any series of Convertible Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the applicable Conversion Price of the Convertible Preferred Stock, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. If the purchase price provided for in any option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the applicable Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(g), if the terms of any option or Convertible Security which was outstanding as of the date of issuance of the Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price thereunder to be increased. The provisions of clause (iii) above for the readjustment of the applicable Conversion Price of the Convertible Preferred Stock, upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply, the necessary changes having been made, to the rights, options and Convertible Securities referred to in this subpart (iv).

          (v)   "Additional Shares of Common Stock" means all shares of Common Stock issued (or deemed issued pursuant to this Section 5(g)) by the Corporation after the date of filing of this Fourth Restated Certificate of Incorporation, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued (or deemed issued pursuant to this Section 5(g)):

            (A)  upon conversion of any Convertible Preferred Stock;

            (B)  to officers, employees or directors of, or consultants and advisors to, the Corporation or any subsidiary pursuant to any stock purchase or stock option plans or other arrangements that are approved by the Board, not to exceed the aggregate number of shares of Common Stock reserved for issuance but unissued under the Company's 2000 Amended and Restated Stock Incentive Plan, as amended, as of the date of filing this Fourth Restated Certificate of

    Incorporation and as adjusted for any stock splits, stock dividends, repurchases, cancellations or other similar capital modifications;

            (C)  in connection with the acquisition of any business or assets or any joint venture or strategic alliance or similar transaction, the terms of which are approved by the Board;

            (D)  to vendors, financial institutions, equipment leasing companies, lessors or customers of the Corporation pursuant to arrangements approved by the Board not to exceed, in the aggregate when combined with any shares of Common Stock issued pursuant to Section 5(g)(v)(E) below, 1,000,000 shares of Common Stock (as adjusted for any stock splits, stock dividends or other similar capital modifications), which number may be increased by approval in writing of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis;

            (E)  pursuant to any transactions approved by the Board primarily for the purpose of (a) the purchase of domain names and related trademarks and trade names, (b) joint ventures, licensing or research and development activities, (c) distribution or manufacture of the Corporation's products or services or (d) the purchase of advertising placement, in each case not to exceed, in the aggregate when combined with any shares of Common Stock issued pursuant to Section 5(g)(v)(D) above, 1,000,000 shares of Common Stock as (adjusted for any stock splits, stock dividends or other similar capital modifications), which number may be increased by approval in writing of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis;

            (F)  as a dividend or distribution on any Convertible Preferred Stock, provided that such dividend or distribution is paid ratably to all series of Convertible Preferred Stock;

            (G)  in connection with the exercise of any options, rights, warrants or Convertible Securities outstanding as of the date of filing of this Fourth Restated Certificate of Incorporation;

            (H)  in connection with any event for which adjustment has already been made pursuant to this Section 5(g); or

            (I)   in connection with a Qualified IPO.

        The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subsection (g), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this subsection (g), for such Additional Shares of Common Stock.

          (h)    Duration of Adjusted Conversion Price.    Following each computation or readjustment of an adjusted Conversion Price with respect to any series of Convertible Preferred Stock as provided above in this Section 5, the new adjusted Conversion Price for such series of Convertible Preferred Stock shall remain in effect until a further computation or readjustment thereof is required by this Section 5.

          (i)    Other Action Affecting Common Stock.    If, after the filing of this Fourth Restated Certificate of Incorporation, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 5, that in the good faith opinion of the Board would have a materially adverse effect upon the Conversion Rights of any series of Convertible Preferred Stock set forth herein, the applicable Conversion Price of the affected

  Convertible Preferred Stock shall be adjusted in a manner and at a time as the Board may in good faith determine to be equitable in the circumstances.

          (j)    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of any series of Convertible Preferred Stock pursuant to this Section 5, the Corporation at its expense promptly shall compute the adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the affected Convertible Preferred Stock a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based. The Corporation, upon the written request, at any time, of any holder of any Convertible Preferred Stock, shall furnish or cause to be furnished to that holder a like certificate setting forth: (i) the adjustments and readjustments; (ii) the applicable Conversion Price of the such holder's series of Convertible Preferred Stock at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's Convertible Preferred Stock.

          (k)    Notices of Record Date.    In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which the record is to be taken for the purpose of that dividend, distribution or other event.

          (l)    Common Stock Reserved.    The Corporation shall reserve and keep available out of its authorized but unissued Common Stock that number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding Convertible Preferred Stock.

          (m)    Issue Taxes.    This Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant hereto.

        Section 6.    Reissuance of Preferred Stock.    No shares of Convertible Preferred redeemed, purchased or acquired by the Corporation or converted into Common Stock shall be reissued, and all these shares shall be canceled and eliminated from the shares the Corporation shall be authorized to issue.

        Section 7.    Redemption.    The shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be redeemed as follows:

          (a)    Redemption Generally.    In the event the Corporation has not completed a Qualified IPO or a Deemed Liquidation by October 1, 2010, then, upon the written request (the "Redemption Request"), which request shall bind and inure to the benefit of all holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis (the date of the Corporation's receipt of the Redemption Request being the "First Redemption Date" and the next two anniversaries thereafter the "Second Redemption Date" and "Third Redemption Date," respectively), the Corporation shall, to the extent legally permissible, redeem any and all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock according to the schedule and percentages listed below:

            (i)    33 1/3% of all the shares of Series B Preferred Stock, 33 1/3% of all the shares of Series C Preferred Stock and 33 1/3% of all the shares of Series D Preferred Stock outstanding on the First Redemption Date;

            (ii)   50% of all the shares of Series B Preferred Stock, 50% of all the shares of Series C Preferred Stock and 50% of all of the shares of Series D Preferred Stock outstanding on the Second Redemption Date; and

            (iii)  100% of all the shares of Series B Preferred Stock, 100% of all the shares of Series C Preferred Stock and 100% of all the shares of Series D Preferred Stock outstanding on the Third Redemption Date.

          (b)    Redemption Price and Payment.    The shares of Series B Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the applicable Liquidation Preference per share of Series B Preferred Stock on such Redemption Date, such amount being referred to as the "Series B Redemption Price." The shares of Series C Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the applicable Liquidation Preference per share of Series C Preferred Stock on such Redemption Date, such amount being referred to as the "Series C Redemption Price." The shares of Series D Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the applicable Liquidation Preference per share of Series D Preferred Stock on such Redemption Date, such amount being referred to as the "Series D Redemption Price."

          (c)    Redemption Mechanics.    Within 15 days of the Corporation's receipt of the Redemption Request, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock notifying such holder of the redemption and specifying the Series B Redemption Price, Series B Redemption Price or Series D Redemption Price, as applicable, the Redemption Date, the number of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Series B Redemption Price, Series C Redemption Price or Series D Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Series B Redemption Price, the Series C Redemption Price or Series D Redemption Price, all rights of holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (except the right to receive the Series B Redemption Price, the Series C Redemption Price or the Series D Redemption Price, as applicable) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. The Corporation shall pay to each holder of record of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Series B Redemption Price, the Series C Redemption Price or Series D Redemption Price, as applicable, for such holder's redeemed shares with respect to any Redemption Date, within 60 days of such Redemption Date. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series B Preferred

  Stock, Series C Preferred Stock and Series D Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares in proportion to the full applicable Series B Redemption Price, Series C Redemption Price or Series D Redemption Price each holder would otherwise be entitled to receive if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          (d)    Redeemed or Otherwise Acquired Shares to be Retired.    Any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

        Section 8.    Protective Provisions.    The Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding Convertible Preferred Stock, voting together as a single class on an as-converted basis:

          (a)   amend, modify, alter or repeal the preferences, privileges, rights or other powers of any series of Convertible Preferred Stock, as set forth herein, in a manner adverse to the holders thereof;

          (b)   authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on parity with, the outstanding Convertible Preferred Stock;

          (c)   redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or other equity security convertible, exchangeable or exercisable into Common Stock; provided, however, that this restriction shall not apply to redemption of shares pursuant to Section 7 hereof or to the repurchase of shares of Common Stock and Founders Preferred Stock at a repurchase price of no greater than cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

          (d)   declare or pay dividends on any class or series of the Corporation's equity securities;

          (e)   consummate a Liquidation of the Corporation, including a Deemed Liquidation;

          (f)    amend the Corporation's Certificate of Incorporation;

          (g)   increase the total number of authorized shares of Common or Preferred Stock or any series thereof; or

          (h)   increase or decrease the number of directors of this Corporation.

V.

        FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board. Except as otherwise set forth in Article IV, Section (8)(h) hereof, the exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

VI.

        SIXTH: In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered (except as limited by the laws of Delaware and Article IV, Section (8)(h) hereof):

          (a)   to make, alter and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board.

          (b)   from time to time, to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board.

          (c)   from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may seem best; and

          (d)   in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provision of said laws, of this Fourth Restated Certificate of Incorporation of the Corporation and its Bylaws.

VII.

        SEVENTH: A director of this Corporation shall, to the fullest extent permitted by the GCL as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL or (d) for any transaction from which the director derived any improper personal benefit. If the GCL is amended, after approval by the stockholders of this Article VII, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

        Any amendment, repeal or modification of this Article VII, or the adoption of any provision of this Fourth Restated Certificate of Incorporation inconsistent with this Article VII, by the stockholders of this Corporation shall not apply to or adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

VIII.

        EIGHTH: To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which GCL permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable GCL (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders and others.

        Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

        IN WITNESS WHEREOF, the Corporation has caused this Fourth Restated Certificate of Incorporation to be signed by Craig S. Gatarz, its Secretary.

Dated: October 23, 2003

By:	/s/ CRAIG S. GATARZ Craig S. Gatarz Secretary

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FOURTH RESTATED CERTIFICATE OF INCORPORATION OF JAMDAT MOBILE INC.